UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.        Other Events

On November 7, 2001, Imagis Technologies Inc. ("Imagis"), together with Abbey Group Consultants Inc. ("AGC"), announced the installation of Imagis' facial recognition as a key component of the integrated Criminal Justice System which will serve the Madera County Corrections, Sheriff's, and Probation Departments, as well as the Office of the District Attorney.

On November 16, 2001, Imagis Technologies Inc. ("Imagis") acknowledged a significant decline in the price of its common shares over the past two days and advised that Imagis has no material changes pending that would explain the reason for the decline.

Item 7.        Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated November 7, 2001

2.       Press Release of the Company dated November 9, 2001

3.       Press Release of the Company dated November 16, 2001.

 Item 9.        Regulation FD Disclosure

On November 9, 2001, Imagis Technologies Inc. ("Imagis") announced that, further to a press release on October 31, 2001, it has completed a brokered private placement in the amount of Cdn$3,098,070.40 and a non-brokered private placement of Cdn$497,650.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: November 19, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued November 7, 2001
99.2	Press release issued November 9, 2001
99.3	Press release issued November 16, 2001